UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

BELO CORP.
 (Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 655237 Dallas, Texas	75265-5237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 977-6606

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On March 4, 2010, the Compensation Committee (the “Committee”) approved amendments to the Company’s two pension transition benefit plans, the Belo Pension Transition Supplement Plan and the Belo Pension Transition Supplement Restoration Plan, to permit the reinstatement of Company contributions under these plans in respect of participants’ 2010 compensation. The amendments provide that pension transition supplement payments will resume in 2011. The amendments do not affect the suspension of 2010 payments in respect of 2009 compensation. The Belo Pension Transition Supplement Restoration Plan as initially adopted is filed as Exhibit 99.5 to the Company’s Form 8-K filed December 11, 2007, and the first amendment to the Belo Pension Transition Supplement Restoration Plan suspending payments under the Plan is filed as Exhibit 10.1 to the Company’s Form 8-K filed May 14, 2009. The Second Amendment to the Belo Pension Transition Supplement Restoration Plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

In addition, on March 4, 2010, the Committee granted time-based restricted stock units and option awards under its executive compensation plan to the following executive officers in the amounts indicated:

Name	Title	TBRSUs	Options
Dunia A. Shive	President and Chief Executive Officer	108,900	160,900
Guy H. Kerr	Executive Vice President Law & Government and Secretary	39,100	57,800
Peter L. Diaz	Executive Vice President/Television Operations	39,100	57,800

Also, effective March 5, 2010, in connection with Carey P. Hendrickson’s promotion to Senior Vice President/Chief Financial Officer, Mr. Hendrickson’s base salary was increased to $300,000. Mr. Hendrickson also received a grant of 25,200 time-based restricted stock units and 37,200 option awards under the Company’s executive compensation plan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to the Belo Pension Transition Supplement Restoration Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 8, 2010	BELO CORP.

	By:	/s/ Russell F. Coleman
Russell F. Coleman Senior Vice President/General Counsel

EXHIBIT INDEX

10.1	Second Amendment to the Belo Pension Transition Supplement Restoration Plan